UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 14, 2004

                               NuWay Medical, Inc.
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             (Exact name of registrant as specified in its charter)

         Delaware                        000-19709              65-0159115

(State or other jurisdiction            (Commission            (IRS Employer
     of incorporation)                  File Number)         Identification No.)


                 2603 Main Street, Suite 1150, Irvine, CA 92615
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (949) 235-8062

                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On October 14, 2004, NuWay Medical, Inc. (the "Company"), Eduardo A. Ruiz, Luis A. Ruiz (Messrs. Ruiz are collectively referred to as the "PMG Shareholders") and Premium Medical Group, Inc. ("PMG") entered into a Mutual Rescission Agreement (the "Rescission Agreement") with respect to the Company's previous acquisition of PMG. The Rescission Agreement is effective as of January 30, 2004.

      The Company, PMG and the PMG Shareholders had previously entered into a Stock Purchase Agreement as of January 30, 2004 (the "Stock Purchase Agreement"), pursuant to which the Company agreed to purchase 100% of the issued and outstanding stock of PMG (the "PMG Shares") from the PMG Shareholders. In exchange for the PMG Shares, the PMG Shareholders were entitled to receive 30,000,000 shares of the Company's common stock (the "Company Shares"). The exact number of Company Shares to be issued to the PMG Shareholders was subject to adjustment in the event certain revenue was or was not generated by PMG during one year following the closing of the transaction. Luis A. Ruiz became a director of the Company in connection with the transaction.

      The Company filed a Current Report on Form 8-K on February 17, 2004, announcing the transaction. However, the parties had a difference in expectations regarding who would be ultimately responsible for paying for the audit of PMG that was required in order for the Company to complete its disclosure obligations by filing an amendment to that Form 8-K not later than 60 days after the last date on which that Form 8-K was required to be filed.

      Additionally, the Company did not have a sufficient number of authorized and unissued shares of its common stock to both satisfy its obligations to the PMG Shareholders and to issue shares of common stock in a meaningful financing transaction, given the low price per share at which the Company's common stock trades. The Company lacked the financial resources to schedule a stockholders' meeting, prepare a proxy statement and solicit proxies for the purpose of amending its Certificate of Incorporation to increase its authorized capital stock. Moreover, a previous attempt to hold a stockholders' meeting in December 2003 on an unrelated matter failed for lack of a quorum.

      As a result of these and other factors, the Company and PMG never consolidated their operations, the Company never exercised control over PMG or its operations and the parties never exchanged stock certificates evidencing their ownership in each other.

      Therefore, the parties entered into discussions and concluded amicably that it was in the mutual best interest of the respective companies and their respective shareholders, to rescind the transactions provided for in the Stock Purchase Agreement and return all parties to their respective positions prior to the transactions contemplated in the Stock Purchase Agreement.

      The Rescission Agreement provides, in relevant part, that (i) all transactions contemplated by the Stock Purchase Agreement shall be rescinded as if the Stock Purchase Agreement had never been executed and delivered; (ii) the parties forever waive all rights to receive stock in PMG and the Company, as the case may be; (iii) Luis A. Ruiz shall resign as a director of the Company; and
(iv) the Company and PMG shall file appropriate documents with the Secretary of State of the State of Florida with respect to the rescission of the exchange of shares provided for in the Stock Purchase Agreement.


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

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

      As a result of the parties' entering into the Rescission Agreement, the Stock Purchase Agreement has been rescinded and is of no further force and effect. The terms of the Rescission Agreement are summarized above in Item 1.01 of this Current Report on Form 8-K.

      The Company did not incur any penalties in connection with the entering into of the Rescission Agreement or the rescission of the Stock Purchase Agreement.

ITEM 5.02 DEPARTURE OF DIRECTORS OF PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

      (b) As provided by the Rescission Agreement, Luis A. Ruiz resigned as a director of the Company effective October 14, 2004.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(C)      EXHIBITS

2.01 Mutual Rescission Agreement by and between the Company, PMG and the PMG Shareholders


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   October 14, 2004                            NUWAY MEDICAL, INC.

                                                    By:  /s/ Dennis Calvert
                                                         -----------------------
                                                         Dennis Calvert
                                                         Chief Executive Officer

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